Exhibit 4.1

THIS SUBSCRIPTION AGREEMENT RELATES TO AN OFFERING OF SECURITIES IN OFFSHORE TRANSACTIONS TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY U.S. STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, ASSIGNED, OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO U.S. PERSONS (OTHER THAN DISTRIBUTORS) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND IN EACH CASE IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”), dated as of September __, 2024 (the “Effective Date”), is entered into by and between Bing Zhang, an individual (the “Purchaser”), and Cheer Holding, Inc., a Cayman Islands exempted company (the “Company”). The Purchaser and the Company are each a “Party” and referred to collectively herein as the “Parties.”

WHEREAS, the authorized share capital of the Company is US$200,700 divided into 200,000,000 Class A ordinary shares of a par value of US$0.001 each, 500,000 Class B ordinary shares of a par value of US$0.001 each (the “Class B Ordinary Shares”) and 2,000,000 preferred shares of a par value of US$0.0001 each; and

WHEREAS, the Company desires to issue and sell, and the Purchaser desires to purchase, 500,000 Class B Ordinary Shares (the “Offered Securities”) in a private placement (the “Private Placement”), subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual and dependent covenants hereinafter set forth, the Parties agree as follows:

1. Purchase and Sale. Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase from the Company and the Company agrees to issue and sell to the Purchaser 500,000 Class B Ordinary Shares at par for an aggregate purchase price of US$500.00, or US$0.001 per share (the “Purchased Securities”). Payment for the Purchased Securities may be made in Renminbi. The Parties hereby agrees that this subscription is and shall be irrevocable and shall survive and shall not be affected by the subsequent death, disability, incapacity, dissolution, bankruptcy or insolvency of the Purchaser.

2. Closing; Payment and Delivery. The purchase and sale of the Purchased Securities shall take place on or before the date that is 90 days after the Effective Date (the “Closing”). At the Closing, the Company shall deliver to the Purchaser an updated Register of Members of the Company evidencing the Purchased Securities registered in the Purchaser’s name, against delivery to the Company of the amount of cash set forth in Section 1 by certified check or wire transfer of immediately available funds to an account designated by the Company prior to the Closing.

3. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as of the date hereof as follows:

(a) Authority; Enforceability. The Purchaser has the legal capacity and competence to enter and execute this Agreement and to take all actions required pursuant hereto.

(b) No Conflict. The execution and delivery by the Purchaser of this Agreement does not and the consummation by the Purchaser of the transactions contemplated hereby will not (with or without the giving of notice or the lapse of time or both), contravene, conflict with or result in a breach or violation of, or a default under, (i) in any material respects, any judgment, order, decree, statute, rule, regulation or other law applicable to the Purchaser or (ii) in any material respects, any material contract, agreement or instrument by which the Purchaser is bound, including any investment restrictions or guidelines. No material consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by or with respect to the Purchaser in connection with the execution and delivery by the Purchaser of this Agreement or the consummation by the Purchaser of the transactions contemplated hereby.

(c) Purchase Entirely for Own Account. This Agreement is made with such Purchaser in reliance upon such Purchaser's representation to the Company, which by such Purchaser's execution of this Agreement such Purchaser hereby confirms, that such Purchaser is acquiring the Purchased Securities for investment for such Purchaser's own account, not as a nominee or agent, and not with a view to, or for, resale or distribution of any part thereof, and that such Purchaser has not present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Purchaser further represents that such Purchaser does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participations to such person or to any third person, with respect to any of the Purchased Securities.

(d) Foreign Purchaser. The Purchaser is not a “U.S. Person” (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), and such Purchaser hereby represents that he has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Purchased Securities or any use of this Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Purchased Securities, (b) any foreign exchange restrictions applicable to such purchase, (c) any governmental or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Purchased Securities. Such Purchaser’s subscription and payment for, its beneficial ownership of the Purchased Securities, will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

(e) Non-U.S. Person. The Purchaser understands that the Purchased Securities are being offered and sold to it in reliance on an exemption from the registration requirements of the U.S. federal and state securities laws under Regulation S and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of the Purchaser to acquire the Purchased Securities. In this regard, the Purchaser represents, warrants and agrees that: (a) the Purchaser is not a “U.S. person” as defined in Rule 902 of Regulation S. (“U.S. Person”) as that term is defined pursuant to Regulation S; (b) the Purchaser is not acquiring the Purchased Securities for the account or benefit of, directly or indirectly, any U.S. Person; (c) the Purchaser is acquiring the Purchased Securities for the Purchaser’s own account, for investment purposes only, and not with a view to resale, distribution or fractionalization thereof, in whole or in part, and, in particular, the Purchaser has no intention to distribute, either directly or indirectly, any of the Purchased Securities in the U.S. or to U.S. Persons; (d) the transactions contemplated by this Agreement have not been pre-arranged with a buyer located in the U.S. or with a U.S. Person, and are not part of a plan or scheme to evade the registration requirements of the Securities Act; (e) neither the Purchaser nor any person acting on the Purchaser's behalf has undertaken or carried out any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the U.S., its territories or possessions, for any of the Purchased Securities, (f) the Purchaser agrees not to cause any advertisement of the Purchased Securities to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Purchased Securities, except such advertisements that include the statements required by Regulation S under the Securities Act, and only offshore and not in the U.S. or its territories, and only in compliance with any local applicable securities laws; (g) the Purchaser is physically outside the U.S. when receiving, executing and delivering this Agreement; and (h) the Purchaser acknowledges that the Purchaser may only sell or otherwise dispose of any of the Purchased Securities pursuant to registration of any of the Purchased Securities pursuant to the Securities Act and any applicable state securities laws or under an exemption from such registration requirements and as otherwise provided herein.

(f) Access to and Evaluation of Information Concerning the Company; General Solicitation. Purchaser hereby represents and warrants to, and covenants with, the Company (which representations, warranties, and covenants shall survive the closing of the Offering), and acknowledges that the Company is relying thereon, that:

(i) Purchaser understands that the Offered Securities are being offered and sold in reliance on the safe harbor of Regulation S under the Securities Act and any applicable state securities laws, and that the Company is relying, in part, on the truth and accuracy of, and Subscriber’s compliance with, the representations, warranties, and covenants set forth herein to determine the availability of the safe harbor to the Company and the eligibility of Subscriber to acquire the Offered Securities;

(ii) Purchaser has sufficient knowledge, sophistication and experience in business and financial matters and similar investments so as to be capable of evaluating the merits and risks of purchasing the Purchased Securities, including the risk that the Purchaser could lose the entire value of the Purchased Securities, and has so evaluated the merits and risks of such purchase;

(iii) Purchaser is familiar with the business, financial condition and operations of the Company, has been given access to and an opportunity to examine such documents, materials and information concerning the Company as the Purchaser deems to be necessary or advisable in order to reach an informed decision as to an investment in the Company, to the extent that the Company possesses such information, has carefully reviewed and understands these materials and has had answered to the Purchaser’s full satisfaction any and all questions regarding such information;

(iv) Purchaser has made such independent investigation of the Company, its management, and related matters as the Purchaser deems to be necessary or advisable in connection with the purchase of the Purchased Securities, and is able to bear the economic and financial risk of purchasing the Purchased Securities (including the risk that the Purchaser could lose the entire value of the Purchased Securities);

(v) not been offered the Purchased Securities by any means of general solicitation or general advertising.

(g) Non-reliance.

(i) The Purchaser represents that he is not relying on (and will not at any time rely on) any communication (written or oral) of the Company, as investment advice or as a recommendation to purchase the Securities, it being understood that information and explanations related to the terms and conditions of the Securities shall not be considered investment advice or a recommendation to purchase the Securities.

(ii) The Purchaser confirms that the Company has not (A) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Offered Securities or (B) made any representation to him regarding the legality of an investment in the Securities under applicable legal investment or similar laws or regulations. In deciding to purchase the Securities, the Purchaser is not relying on the advice or recommendations of the Company and the Purchaser has made his own independent decision that the investment in the Securities is suitable and appropriate for the Purchaser.

(iii) Other than the representations and warranties of the Company set forth in Section 5, neither the Company nor any other Person makes any representation or warranty, expressed or implied, as to the accuracy or completeness of the information provided or to be provided to the Purchaser by or on behalf of the Company or related to the transactions contemplated hereby, and nothing contained in any documents provided or statements made by or on behalf of the Company to the Purchaser is, or shall be relied upon as, a promise or representation by the Company or any other Person that any such information is accurate or complete.

4. Acknowledgements and Agreements of the Purchaser. The Purchaser acknowledges and agrees as follows:

(a) No Registration. The Purchased Securities have not been registered under the Securities Act or the securities laws of any other jurisdiction and the offer and sale of the Purchased Securities are being made in reliance on one or more exemptions for private offerings under Section 4(a)(2) and/or Regulation S of the Securities Act and applicable securities laws. Accordingly, no sale, transfer or other disposition of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) (“Transfer”) of any of the Purchased Securities is permitted unless such Transfer is registered under the Securities Act and other applicable securities laws, or an exemption from such registration is available.

(b) Transfer Restrictions. The Purchaser covenants not to dispose of any of the Purchased Securities other than in conjunction with an effective registration statement under the Securities Act or pursuant to another exemption from registration and in compliance with the applicable federal and states securities laws. The Purchaser acknowledges and agrees that each certificate representing the Shares shall be endorsed with the following legends, as well as any other legend required to be placed thereon by applicable federal or state securities laws.

“THE SHARES ARE BEING OFFERED TO PURCHASERS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE SECURITIES ACT”)) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT.”

“TRANSFER OF THESE SHARES IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (AS AMENDED, THE “ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS SECURITY MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED: (A) IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (2) AN EXEMPTION OR QUALIFICATION UNDER THE ACT AND OTHER APPLICABLE SECURITIES LAWS OR (3) DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED; AND (B) WITHIN THE UNITED STATES OR TO ANY U.S. PERSON, AS EACH OF THOSE TERMS IS DEFINED IN REGULATION S UNDER THE ACT, DURING THE 40 DAYS FOLLOWING CLOSING OF THE PURCHASE. ANY ATTEMPT TO TRANSFER, SELL, PLEDGE OR HYPOTHECATE THIS SECURITY IN VIOLATION OF THESE RESTRICTIONS SHALL BE VOID.”

The Purchaser consents to the Company making a notation on its records or giving instructions to any transfer agent of the Company in order to implement the restrictions on transfer of the Purchased Securities.

5. Representations and Warranties of the Company. The Company represents and warrants to the Purchaser as of the date hereof as follows:

(a) Incorporation and Standing. The Company is duly incorporated, validly existing and in good standing under the laws of the Cayman Islands. The Company has all requisite corporate power and authority to own, license and operate its properties, to carry on its business as now conducted and as proposed to be conducted and to execute and deliver this Agreement and to perform its obligations hereunder.

(b) Authority. The execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company. This Agreement has been duly executed and delivered by the Company, and this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(c) No Conflict. The execution and delivery by the Company of this Agreement does not and the consummation by the Company of the transactions contemplated hereby will not (with or without the giving of notice or the lapse of time or both), contravene, conflict with or result in a breach or violation of, or a default under, (i) the Company’s Third Amended and Restated Memorandum and Articles of Association currently in effect, (ii) subject to the accuracy of the Purchaser’s representations and warranties in Section 3 of this Agreement, in any material respects, any judgment, order, decree, statute, rule, regulation or other law applicable to the Company or (iii) in any material respects, any material contract, agreement or instrument by which the Company is bound. No material consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by or with respect to the Company in connection with the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, except such filings as have been made prior to the Closing, or such post-closing filings as may be required under the Securities Act, if applicable, and applicable state securities laws.

(d) Validity of Purchased Securities. Prior to the Closing, the Purchased Securities will have been duly authorized and, when issued and paid for in accordance with the terms of this Agreement and the Company’s Third Amended and Restated Memorandum and Articles of Association currently in effect, and registered in the register of members of the Company, will be validly issued to the Purchaser free of any liens, claims or other encumbrances, except for restrictions on transfer provided for herein under the Securities Act or other applicable securities laws.

6. Conditions to Obligations of the Purchaser and the Company. The obligations of the Purchaser to purchase and pay for the Purchased Securities and of the Company to sell the Purchased Securities are subject to the satisfaction at or prior to the Closing of the following conditions precedent: the representations and warranties of the Purchaser contained in Section 4 hereof and of the Company contained in Section 6 hereof shall be true and correct as of the Closing in all respects with the same effect as though such representations and warranties had been made as of the Closing.

7. No Revocation; Binding Effect. The obligations of Purchaser hereunder are irrevocable. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their heirs, executors, administrators, successors, and permitted assigns. If Subscriber comprises more than one person, the obligations of such persons shall be joint and several.

8. Survival of Representations and Warranties and Acknowledgements and Agreements. All representations and warranties and acknowledgements and agreements contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by any party or on its behalf.

9. Notices. All notices or other communications given or made hereunder shall be in writing and shall be mailed by registered or certified mail, return receipt requested, postage prepaid, to Purchaser at the address set forth in the Signature Page hereto and to the Company at:

22F, Block B, Xinhua Technology Building

No. 8 Tuofangying South Road,

Jiuxianqiao, Chaoyang District, Beijing, China
Attention: CEO

10. Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

11. Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. However, neither this Agreement nor any of the rights of the parties hereunder may otherwise be transferred or assigned by any party hereto without the prior written consent of the other party. Any attempted transfer or assignment in violation of this Section 11 shall be void.

12. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

13. Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

14. Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

15. Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

16. Governing Law. The execution, performance and interpretation of this Agreement and all matters related hereto shall be governed by the laws of the People's Republic of China. If the rights and interests of any Party are adversely and materially affected due to new laws and regulations, the Parties shall negotiate to make necessary adjustments in order to protect the rights and interests of each Party. Any dispute arising from or in connection with this Agreement shall be first resolved by the Parties through friendly negotiation. Should such negotiation fail, any Party may refer such dispute to the China International Economic and Trade Arbitration Commission for arbitration in accordance with its arbitration rules then in effect. The arbitration shall be conducted in Beijing. The arbitration proceedings shall be conducted in Chinese. The arbitration award shall be final and binding on all Parties. Unless the matter in dispute involves a fundamental breach, during the period of dispute resolution, the Parties shall continue to perform other terms of this Agreement.

17. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

18. No Strict Construction. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

[signature page follows]

IN WITNESS WHEREOF, this Agreement has been executed by the Purchaser and by the Company on the respective dates set forth below.

Dated: September __, 2024	PURCHASER:

By:
Name: Bing Zhang

Address: c/o Cheer Holding, Inc.
22F, Block B, Xinhua Technology Building
No. 8 Tuofangying South Road,
Jiuxianqiao, Chaoyang District, Beijing, China

Number of Class B Ordinary Shares Subscribed For: 500,000
Purchase Price: US$500

Dated: September __, 2024	AGREED AND ACCEPTED:

Cheer Holding, Inc.

By:
Name:
Title: Director